UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2011

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) and (e)  On September 8, 2011, Caroline Offutt, the President and Chief Executive Officer of Geeknet’s eCommerce division, ThinkGeek, Inc. resigned effective September 8, 2011.

In connection with her resignation from Geeknet, Ms. Offutt entered into a separation agreement that provides for (i) the continued payment of her annual base salary through December 31, 2011, (ii) the payment of her guaranteed annual bonus for 2011, (iii) the accelerated vesting of (a) 1/3 of the restricted stock units granted to her in December 2010 and (b) the accelerated vesting of stock options that would otherwise vest during the three-month period immediately following Ms. Offutt’s resignation and (iv) continued health insurance benefits during the period beginning on the date of Ms. Offutt’s resignation and ending March 31, 2012.

In addition, Geeknet will pay Ms. Offutt up to an aggregate of $300,000 in seventy-two equal payments over the three-year period beginning on January 1, 2012 and ending December 31. 2014, subject to Ms. Offutt continuing to provide consulting services to ThinkGeek, Inc. as requested by the incoming President and Chief Executive Officer of ThinkGeek, Inc. and Ms. Offutt continuing to comply with the restrictive covenants, including a non-compete and a non-solicit of employees or customers, for the period during which Ms. Offutt is receiving payments.

The terms of Ms. Offutt’s separation are attached as Exhibit 10.1 hereto and incorporated herein by reference.

(c)  On September 8, 2011, the Company issued a press release announcing the appointment of Colon Washburn, age 66, as President and Chief Executive Officer of Geeknet’s eCommerce division, ThinkGeek, Inc. effective as of September 8, 2011.

From March 2010 until May 2011, Mr. Washburn was a Retail Consultant with Reliance Retail Limited, a subsidiary of the Reliance Group.  From March 2009 to January 2010, Mr. Washburn was a Retail Consultant with Walgreen Co., and from April 2006 until June 2008, Mr. Washburn was a Retail Consultant with Lewis & Clark Outdoors, Inc.   In addition, from October 1999 until August 2001, Mr. Washburn was Chief Executive Officer of Fresh America Corp., and from August 1989 to February 1993, Executive Vice President, Sam’s Club and Senior Vice President, Wal-Mart Stores, Inc.

Mr. Washburn will receive an annual salary of $400,000 plus a guaranteed, pro-rated, bonus for calendar year 2011 of $200,000 to be paid in the first quarter of 2012 provided he is then employed with the Company. For calendar years beginning in 2012, any bonus shall be subject to approval of Company’s Board of Directors in their sole discretion.  In addition, Mr. Washburn will receive 78,125 Restricted Stock Units.  The Restricted Stock Units vest over 3 years from the date of grant, 1/3 per year.

There are no family relationships between Mr. Washburn and any executive officers, directors, or other employees of the Company. Mr. Washburn has no material interests in any transactions or proposed transactions with the Company.

A copy of the press release entitled “Geeknet Appoints Colon Washburn as President and Chief Executive Officer of ThinkGeek” dated September 8, 2011, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The terms of Mr. Washburn’s employment are attached as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement by and between Caroline Offutt and Geeknet, Inc. dated September 7, 2011.
10.2	Employment Agreement by and between Colon Washburn and Geeknet, Inc. dated September 6, 2011.
99.1	Press Release issued by Geeknet, Inc. dated September 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Executive Vice President and Chief Financial Officer

Date:  September 8, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement by and between Caroline Offutt and Geeknet, Inc. dated September 7, 2011.
10.2	Employment Agreement by and between Colon Washburn and Geeknet, Inc. dated September 6, 2011.
99.1	Press Release issued by Geeknet, Inc. dated September 8, 2011